Exhibit (O)

SUMMARY PROSPECTUS FOR NEW INVESTORS

[      ]

New York Life Premier Advisory Variable Annuity

From

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Issued through

NYLIAC Variable Annuity Separate Account-III

This summary prospectus summarizes key features of the New York Life Premier Advisory Variable Annuity policy. In order to purchase this variable annuity, the purchaser must be an advisory client of Eagle Strategies LLC (Eagle or the Investment Adviser), NYLIAC’s affiliated investment adviser, and agree to pay an ongoing, asset-based fee (Advisory Fee) to Eagle for ongoing investment advisory services relating to the policy. NYLIAC is not responsible for the investment advisory services provided by Eagle or its investment adviser representatives. Once issued, the policy will operate as described herein regardless of whether the policy owner continues to employ the services of Eagle as an investment adviser. The Advisory Fee that is charged by the Investment Adviser is covered in a separate agreement between you and the Investment Adviser, and is separate from, and in addition to, the fees and expenses that are described in this prospectus. Any withdrawal you take from this policy to pay Advisory Fees may reduce your death benefit and other guaranteed benefits and may be subject to federal and state income taxes and a 10% federal penalty tax. See the “FEDERAL TAX MATTERS – Payment of Investment Advisory Fees” section of the prospectus for more information. For further details, please speak with your investment adviser representative and your tax adviser.

Before you invest, you should review the prospectus for the New York Life Premier Advisory Variable Annuity policies, which contains more information about the policy’s features, benefits, and risks. You can find this document and other information about the contract online at [ ]. You can also obtain this information at no cost by contacting your investment adviser representative, calling NYLIAC at 1-800-598-2019 or by sending an email request with your name and mailing address to [email]@newyorklife.com.

You may cancel your policy within 10 days of delivery of the policy without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either (i) a full refund of the amount you paid with your application (less any withdrawals made, including those to pay Advisory Fees), or (ii) your policy value (Accumulation Value). You should review the prospectus, or consult with your investment adviser, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at www.Investor.gov.

Page
APPENDIX 1A	1A-1
Portfolios Available Under the Policy	1A-1
APPENDIX 1B	1B-1
Investment Divisions with IPR (12-15 and 20–year Holding Period options)	1B-1
APPENDIX 1C	1C-1
Investment Divisions available with IPR (10–year Holding Period option)	1C-1

i

DEFINITIONS

Accumulation Unit— An accounting unit we use to calculate the Variable Accumulation Value prior to the Annuity Commencement Date. Each Investment Division of the Separate Account has a distinct variable Accumulation Unit value.

Accumulation Value— The sum of the Variable Accumulation Value and the DCA Advantage Account Accumulation Value of a policy.

Adjusted Premium Payment— The total dollar amount of premium payments made under the policy and allocated to the Investment Divisions of the Separate Account and DCA Advantage Account reduced by any withdrawals in excess of any gain in the policy.

Advisory Fee — The amount we allow to be taken from your policy’s Accumulation Value to pay your Investment Adviser for investment advisory services relating to the policy. The fee is set by your Investment Adviser and is covered in a separate agreement between you and your Investment Adviser. Currently, we allow Advisory Fees of up to 1.5% of your Accumulation Value per Policy Year. Advisory Fees reduce your Accumulation Value by the amount of the fee.

Allocation Options — The Investment Divisions of the Separate Account and the DCA Advantage Account.

Annuitant— The person or persons named on the Policy Data Page and whose life or lives determine the Income Payments.

Annuity Commencement Date— The date, usually when you reach age 95, on which we are to make the first Income Payment under the policy. The maximum Annuity Commencement Date is the date you attain age 115.

Base Contract Charge— The mortality and expense risk and administrative costs charge for the Separate Account as described on your policy’s Data Page.

Business Day— Generally, any day on which the New York Stock Exchange (NYSE) is open for trading. Our Business Day ends at 4:00 p.m. Eastern Time or the close of regular trading of the NYSE, if earlier.

Dollar Cost Averaging (DCA) Advantage Account— A non-variable Allocation Option to which you may allocate Premium Payments, subject to the limitations described on the Policy Data Page, and from which amounts are transferred to the Investment Divisions proportionally on a monthly basis. The DCA Advantage Account duration is shown on the Policy Data Page. We credit the DCA Advantage Account with a fixed interest rate.

Dollar Cost Averaging (DCA) Advantage Account Accumulation Value— The sum of premium payments allocated to the DCA Advantage Account, plus interest credited on those premium payments , less any transfers and partial withdrawals from the DCA Advantage Account, and rider charges deducted from the DCA Advantage Account. The DCA Advantage Account Accumulation Value will never be less than the DCA Advantage Account portion of the Nonforfeiture Value.

Good Order— Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it complies with our administrative procedures and is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction or complete the transaction and that it complies with all relevant laws and regulations. Good Order means the actual receipt by us of instructions relating to the requested transaction in writing or by other means we then permit (such as by telephone or electronic transmission), along with all forms and other information or documentation necessary to complete the request.

Holding Period— A pre-determined Holding Period you select at the time of application for the Investment Preservation Rider. You can choose among and six (6) different Holding Periods (10, 12, 13, 14, 15 or 20 years) for IPR.

Income Payments— Periodic payments NYLIAC makes after the Annuity Commencement Date.

Investment Adviser— Eagle Strategies LLC, an investment adviser registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended. The Investment Adviser is an affiliate of NYLIAC.

Investment Division— The variable investment options available under the policy. Each Investment Division invests exclusively in shares of a specified Portfolio.

Investment Preservation Rider or IPR— Investment Preservation Rider—Advisory.

IPR Free Withdrawal Amount— During the first ten Policy Years, you may withdraw a certain amount from your policy each Policy Year without incurring an IPR Termination and Withdrawal Charge. The maximum amount you may withdraw without charge in any given Policy Year is the greater of (i) 20% of the amount that is guaranteed under the IPR at the time the withdrawal is taken or (ii) the required minimum distribution applicable to the policy, as of the last Policy Anniversary. If you withdraw more than the IPR Free Withdrawal Amount, we will assess a 2% charge (1% for the 20-year Holding Period) on the amount exceeding the limit. Withdrawals to pay Advisory Fees do not count towards the IPR Free Withdrawal Amount.

IPR Reset— Changing the guaranteed amount of the Investment Preservation Rider to make it equal to either (i) your Accumulation Value on the Policy Anniversary following your request, or (ii) or if you choose the 20-year Holding Period, 150% of the Accumulation Value on the Policy Anniversary following your request, both less any applicable reductions.

IPR Termination and Withdrawal Charge— A charge that applies during the first ten Policy Years and is assessed if the policy owner (i) cancels the IPR; (ii) surrenders of the policy; or (iii) takes a partial withdrawal in excess of the IPR Free Withdrawal Amount. The charge is calculated as a percentage of the guaranteed amount that exceeds the IPR Free Withdrawal Amount.

Life Income—Guaranteed Period Payment Option— The default Income Payment option available under this policy. Monthly payments made under this option are made over the life of the Annuitant(s) with a guarantee of 10 years of payments, even if the Annuitant dies before the 10-year period has expired.

Non–Qualified Policies— Policies that are not available for use by individuals in connection with employee retirement plans intended to qualify for special federal income tax treatment under Sections 408, and 408A of the Code.

Non-Qualified Policies include policies issued for other retirement plans or arrangements, including plans qualifying under Section 401(a) of the Code.

NYLIAC, we, our or us— New York Life Insurance and Annuity Corporation.

Owner (you, your)— The individual(s) or entity(ies) designated as the Owner in the policy, or as subsequently changed after issue, who is entitled to exercise all rights under the policy.

Policy Anniversary— An anniversary of the Policy Date shown on the Policy Data Page.

Policy Data Page— Page 2 of the policy which contains the policy specifications.

Policy Date— The date from which we measure Policy Years, quarters, months, and Policy Anniversaries. It is shown on the Policy Data Page.

Policy Monthly Anniversary— Each monthly anniversary of the Policy Date.

Policy Year— A year starting on the Policy Date. Subsequent Policy Years begin on each Policy Anniversary, unless otherwise indicated.

Portfolios — The mutual fund portfolios in which the corresponding Investment Divisions invest.

Qualified Policies— Policies for use by individuals under employee retirement plans that are intended to qualify for special federal income tax treatment under Sections 408, and 408A of the Code. Qualified Policies do not include policies issued for any other retirement plans or arrangements, including plans qualifying under Section 401(a) of the Code.

Reset Value— If you purchase the Annual Death Benefit Rider (ADBR), on each Policy Anniversary, if your Accumulation Value is greater than your guaranteed death benefit on the previous Policy Anniversary, we will automatically reset the minimum value of your death benefit to equal your higher Accumulation Value. This new amount is the Reset Value. These resets will occur each year until the Owner (or annuitant if the Owner is not a natural person) is age 80 or 85, depending on when the policy was purchased.

Return of Premium Death Benefit — The total dollar amount of premium payments made under this Policy reduced by any Return of Premium Death Benefit Proportional Withdrawals.

Return of Premium Death Benefit Proportional Withdrawal— An amount equal to the amount withdrawn from this Policy (excluding any amount to pay Advisory Fees), divided by this Policy’s Accumulation Value immediately preceding the withdrawal, multiplied by the Return of Premium Death Benefit immediately preceding the withdrawal.

Separate Account— NYLIAC Variable Annuity Separate Account–III, a segregated asset account we established to receive and invest premium payments paid under the policies. The Separate Account’s Investment Divisions, in turn, purchase shares of Portfolios.

Standard Death Benefit— The death benefit that comes standard under the base policy. It guarantees that your beneficiaries will receive the greatest of: (i) your Accumulation Value; or (ii) the Return of Premium Death Benefit.

Variable Accumulation Value— The sum of the current Accumulation Unit value(s) for each of the Investment Divisions multiplied by the number of Accumulation Units held in the respective Investment Division.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE POLICY

	FEES AND EXPENSES	LOCATION IN PROSPECTUS
Charges for Early Withdrawal	We do not assess any early withdrawal charges on the base contract. If, however, you purchase the IPR, you will be assessed an IPR Termination and Withdrawal Charge if you surrender your policy within the first ten Policy Years. The maximum charge is 2% of the amount that is guaranteed under the IPR at the time of the surrender.	CHARGES AND DEDUCTIONS - Optional Benefit Expenses - IPR Termination and Withdrawal Charge
Transaction Charges

We reserve the right to assess a transaction charge if you transfer cash value between investment options more than [25] times a year, or if a premium payment is returned for insufficient funds. Although we do not currently charge for such transactions, we reserve the right to charge up to $30 per transaction

CHARGES AND DEDUCTIONS - Transaction Expenses
Ongoing Fees and Expenses (annual charges)

The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Policy Data Page for information about the specific fees you will pay each year based on the options you have elected. The fees and expenses do not reflect any Advisory Fees paid to the Investment Adviser from your policy’s Accumulation Value. If such fees were reflected, the fees and expenses disclosed below would be higher.

CHARGES AND DEDUCTIONS - Annual Policy Expenses

ANNUAL FEE
	Minimum	Maximum
Base contract[1]	[0.30]%	[0.75]%	CHARGES AND DEDUCTIONS – Annual Policy Expenses
Investment options (Portfolio fees and expenses)[2]	0.37%	1.87%	CHARGES AND DEDUCTIONS – Annual Portfolio Expenses
Optional benefits available for an additional charge (for a single optional benefit, if elected)[3]	[0.25]%	[2.00]%	CHARGES AND DEDUCTIONS – Optional Benefit Expenses
1 As a percentage of Accumulation Value

2 As a percentage of average net Portfolio assets. The range in fees and expenses is for the year ended December 31, 2020 and will change from year to year.

3 As a percentage of the guarantee under the Optional Benefit.

Because your policy is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your policy, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the policy.

ANNUAL FEE

	LOWEST ANNUAL COST:	HIGHEST ANNUAL COST

	$[ ]	$[ ]

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Least expensive combination of Base Contract Charges and Portfolio fees and expenses

•  No optional benefits

•  No sales charges or Advisory Fees

•  No additional purchase payments, transfers or withdrawals

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Most expensive combination of Base Contract Charges, optional benefits, and Portfolio fees and expenses

•  No sales charges or Advisory Fees

•  No additional purchase payments, transfers or withdrawals

	RISKS		Location in Prospectus

Risk of Loss	You can lose money by investing in this policy.		PRINCIPAL RISKS

Not a Short-Term Investment	This policy is not designed for short-term investing and may not be appropriate for an investor who readily needs access to cash. The benefits of tax deferral and living benefit protections also mean the policy is more beneficial to investors with a long time horizon.		PRINCIPAL RISKS

Risks Associated with Investment Options

•  An investment in this policy is subject to the risk of poor investment performance and can vary depending on the performance of the variable investment options you choose and the crediting rate of the DCA Advantage Account.

•  Each investment option has its own unique risks.

•  You should review the prospectuses for the available Portfolios before making an investment decision.

PRINCIPAL RISKS

Insurance Company Risks

An investment in the contract is subject to the risks related NYLIAC, including that any obligations, guarantees, and benefits of the policy are subject to the claims-paying ability of NYLIAC. If NYLIAC experiences financial distress, it may not be able to meet its obligations to you. More information about NYLIAC is available upon request from NYLIAC by calling 1-800-598-2019.

PRINCIPAL RISKS

	RESTRICTIONS		Location in Prospectus
Investments

•  We limit the number of Investment Divisions you may choose. You may allocate premium payments to up to 18 separate Investment Divisions, some of which may not be available under your policy.

•  We reserve the right to charge $30 for each transfer when you transfer money between Investment Divisions in excess of [25] times in a Policy Year.

•  We reserve the right to limit transfers in circumstances of frequent transfers or to prevent market timing.

•  We reserve the right to remove, close or substitute Portfolios as investment options that are available under the policy.

PRINCIPAL RISKS

Optional Benefits

•  Certain optional benefits limit or restrict the investment options you may select under the policy. We may change these restrictions in the future.

•  Certain optional benefits may limit withdrawals or other rights under the policy.

•  Under certain benefits, a withdrawal could reduce the value of a benefit by more than the dollar amount of the withdrawal.

•  You are required to have a minimum Accumulation Value for some optional benefits.

•  We may modify or discontinue an optional benefit at any time.

•  Any withdrawal you take from this policy to pay Advisory Fees may reduce your death benefit and other guaranteed benefits and may be subject to federal and state income taxes and a 10% federal penalty tax.

BENEFITS AVAILABLE UNDER THE POLICIES
	TAXES	Location in Prospectus
Tax Implications

•  Consult with a tax professional to determine the tax implications of an investment in, withdrawals from and surrenders of this policy, including withdrawals to pay Advisory Fees.

•  If you purchase the policy through a tax-qualified plan or individual retirement account (IRA), such plan or IRA already provides tax deferral under the Code and there are fees and charges in an annuity that may not be included in such other investments. Therefore, the tax deferral of the annuity does not provide additional benefits.

•  Premiums that are made on a pre-tax basis as well as earnings on your policy are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a 10% penalty tax if you take a withdrawal before age 59 1⁄2.

FEDERAL TAX MATTERS
	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation

After you purchase the policy, the Investment Adviser will receive compensation in the form of Advisory Fees, some of which the Investment Adviser will pay to your investment adviser representative. Your investment adviser representative will also receive other compensation provided by NYLIAC. Given that a recommendation of this policy allows your investment adviser representative to earn other forms of compensation which may not be available in connection with other investments, the Investment Adviser and your investment adviser representative may have a financial incentive to offer or recommend this policy over other investments.

DISTRIBUTION AND COMPENSATION ARRANGEMENTS
Exchanges

Your investment advisor representative may have a financial incentive to offer you a new policy in place of the one you own because an exchange will result in compensation for the Investment Adviser in the form of Advisory Fees, some of which will be paid to your investment adviser representative. Your investment advisor representative will also receive other compensation provided by NYLIAC. You should only consider exchanging your policy if you determine, after comparing the features, fees, and risks of both policies, that it is in your best interest to purchase the new policy rather than continue to own your existing policy.

THE POLICIES - Tax -Free Section 1035 Exchanges

OVERVIEW OF THE POLICY

Q.	What is this policy, and what is it designed to do?

A.

The New York Life Premier Advisory Variable Annuity is designed to assist individuals with their long-term retirement planning or other long-term needs through investments in a variety of Allocation Options during an accumulation (savings) phase of the policy. The policy also offers death benefits to protect your designated beneficiaries. You can also elect to supplement your retirement income by converting your Accumulation Value into a stream of Income Payments (sometimes called annuity payments). This policy may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Portfolios.

This policy is intended to be purchased by policy owners who have engaged the Investment Adviser to provide ongoing investment advisory services for an Advisory Fee. The Advisory Fee is covered in a separate agreement between you and the Investment Adviser and is separate from, and in addition to, the policy’s fees and expenses described in this prospectus.

Q.	How do I accumulate assets in the policy and receive income from the policy?

A.	Your policy has two phases:

●	the accumulation (savings) phase, when you make premium payments to us, and
●	the annuity (income) phase, when we make Income Payments to you.

Accumulation (Savings) Phase

During the accumulation (savings) phase of the policy, you can invest your premium payments in:

●

a variety of Investment Divisions (you may choose up to 18). Each Investment Division invests in a corresponding (mutual fund) Portfolio, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns. A list of Portfolios is provided in APPENDIX 1A: Portfolios Available Under the Policy; and

●	a DCA Advantage Account, which transfers amounts automatically to the Investment Divisions you choose in six monthly increments and pays you interest on amounts remaining in the DCA Advantage Account.

Annuity (Income) Phase

You can elect to annuitize your policy and turn your Accumulation Value into a fixed stream of Income Payments (sometimes called annuity payments) from NYLIAC. If you do that, payments will be made over the life of the Annuitant(s) and are guaranteed for 10 years, even if the Annuitant dies sooner. This is called the Life Income – Guaranteed Period Payment Option. We may offer other options, at our discretion, where permitted by state law. We do not currently offer variable Income Payment options.

Please note that when you annuitize your policy, your Accumulation Value will be converted to Income Payments and you may no longer withdraw money at will from your policy. However, you may elect partial annuitization and apply a portion of your Accumulation Value towards one of the Income Payment options we may offer, while the remainder of the policy can remain invested in your Allocation Options and will continue to provide the opportunity to accumulate Accumulation Value on a tax-deferred basis. All benefits (including guaranteed minimum death benefits and living benefits) terminate when you annuitize your entire Accumulation Value.

Q.	What are the policy’s primary features and options?

A.

Accessing your money. Until you annuitize (begin Income Payments), you have full access to your money. You can choose to withdraw part or all of your Accumulation Value at any time (through partial withdrawals, periodic partial withdrawals, or surrendering the policy). However, if you purchase the IPR and withdraw more than the IPR

Free Withdrawal Amount in a given Policy Year during the first ten Policy Years, an IPR Termination and Withdrawal Charge will be deducted from your Accumulation Value.

Tax treatment. Your premium payments accumulate on a tax–deferred basis. This means your earnings are not taxed until you take money out of your policy, such as when (1) you make a withdrawal; (2) you receive an Income Payment from the policy; or (3) upon payment of a death benefit.

Death benefits. Your policy includes a Standard Death Benefit that will pay your designated beneficiary(ies) the greater of: (i) the Accumulation Value , or (ii) the Return of Premium Death Benefit. If you die before moving to the income phase, the person(s) you have chosen as your beneficiary(ies) will receive the Standard Death Benefit. For an additional fee, you can also purchase an optional rider at the time of application that provides additional death benefits. This rider may increase the amount of money payable to your designated beneficiaries upon your death. This rider is only available when you apply(ied) for your policy.

Optional benefits that occur during your lifetime. For an additional fee, you can purchase the Investment Preservation Rider at the time of application that protects your investment from declining market, for a specified Holding Period.

Automatic asset rebalancing and dollar cost averaging. At no additional charge, you may select automatic asset rebalancing, which automatically rebalances your value in the Investment Divisions to maintain your chosen percentage allocation. Also, at no additional charge, you may select either (i) traditional dollar cost averaging, which automatically transfers a specific amount of money from any Investment Division to any combination of Investment Divisions, or (ii) the DCA Advantage Account, which is an Allocation Option that transfers amounts automatically to the Investment Divisions you choose in up to six monthly increments and pays you interest on amounts remaining in the account. (You may not elect traditional dollar cost averaging if you have elected automatic asset rebalancing).

Electronic Delivery. You may elect to receive electronic delivery of current prospectuses related to this policy, as well as other policy-related documents.

Q.	How is my Policy impacted by the deduction of Advisory Fees?

A.

Currently, we require you to deduct Advisory Fees directly from your Accumulation Value. The Advisory Fees are in addition to fees and expenses disclosed in this prospectus. We treat Advisory Fee payments as an expense of the policy and not a taxable withdrawal if (1) your policy is a Qualified Policy, or (2) your policy is a Non-Qualified Policy and you meet certain requirements specified in a series of recent IRS private letter rulings. (See FEDERAL TAX MATTERS – Payment of Investment Advisory Fees”). Any withdrawal from your Accumulation Value to pay your Advisory Fees will reduce your Accumulation Value on a dollar-for-dollar basis by the amount withdrawn. These deductions will impact the benefits provided under your policy as described below: Standard Death Benefit: The death benefit that comes standard with this policy is the higher of either:

●	your Accumulation Value, or

●	the Return of Premium Death Benefit.

Since any deduction to pay Advisory Fees will immediately reduce your Accumulation Value by the amount withdrawn, such deductions will reduce your Standard Death Benefit as calculated in section (a) above. Withdrawals to pay Advisory Fees are not considered a withdrawal for purposes of the Return of Premium Death Benefit in section (b) and will not impact the calculation of that benefit.

Annual Death Benefit Reset Rider: With this rider, we look at your Accumulation Value on each Policy Anniversary. If on that Policy Anniversary, your current Accumulation Value is greater than your guaranteed death benefit on the previous Policy Anniversary, we will automatically reset the minimum value of your death benefit to equal your higher Accumulation Value. To the extent that payment of Advisory Fees from your policy reduces your Accumulation Value, such fees will also reduce the potential for increases in the guaranteed benefits under the rider.

Investment Preservation Rider: This rider protects your investments from loss for a specified holding period. If, after a specified holding period, your Accumulation Value is less than the amount guaranteed by the rider, we will make a one-time increase to your Accumulation Value to make it equal to the guaranteed amount. Withdrawals from your Accumulation Value to pay Advisory Fees will not impact the amount guaranteed under this rider.

BENEFITS AVAILABLE UNDER THE POLICIES

The following tables summarize information about the benefits available under the policy.

STANDARD DEATH BENEFIT

(automatically included with the policy)

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Standard Death Benefit	Guarantees your beneficiaries will receive a benefit at least equal to the greatest of: (i) your Accumulation Value or (ii) the Return of Premium Death Benefit.	No additional charge	• Withdrawals, including those made to pay Advisory Fees, could significantly reduce the benefit.

OPTIONAL DEATH BENEFITS AVAILABLE FOR A FEE

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Annual Death Benefit Reset (ADBR) Rider	Provides a new locked–in higher death benefit each	Maximum Charge: 1.00%	• Available only at the time of application.
	year from the Policy Date (“Reset Anniversary”), if your investments increase in value.	(Charge calculated as an annualized percentage of the Reset Value as of the last Policy Anniversary (or as of the Policy Date if within the first Policy Year), deducted quarterly)

•  Resets will continue on Reset Anniversaries until the Owner (or Annuitant if the Owner is not a natural person) is age 85.

•  Resets will terminate after:

(i) the owner’s death (if the owner is a natural person), or

(ii) the death of the Annuitant (if the owner is not a natural person, including a grantor trust).
• Withdrawals, including those made to pay Advisory Fees, could significantly reduce the benefit.
• You cannot cancel the rider without surrendering the contract.
• The rider is not available for Inherited Non-Qualified policies.

OPTIONAL LIVING BENEFITS AVAILABLE FOR A FEE

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Investment Preservation Rider - Advisory	Protects your investment from loss for a specified Holding Period. If, after a specified Holding Period, your Accumulation Value is less than the amount guaranteed, we will make a one-time increase to your Accumulation Value to make it equal to the guaranteed amount.	Maximum Charge for all Holding Periods: 2.00% (as an annualized percentage of the amount that is guaranteed) Maximum IPR Termination and Withdrawal Charge: 2.00%

•  Available only at the time of application.

•  You should not select this rider unless you intend to keep the policy for at least as long as the Holding Period you’ve selected. This rider provides no benefit if you surrender the policy before the end of the Holding Period.

• Restricts the availability of certain investment options.
	You may request to reset the guaranteed amount (an IPR Reset) under certain circumstances.	(A charge that applies during the first ten Policy Years and is assessed if the policy owner (i) cancels the IPR; (ii) surrenders the policy; or (iii) takes a partial withdrawal in excess of the IPR Free Withdrawal Amount. The charge is calculated as a percentage of the amount guaranteed under the rider that exceeds the IPR Free Withdrawal Amount.)

•  Premium payments are only permitted (a) in the first Policy Year or (b) after a specified Holding Period.

•  Withdrawals, including those taken to pay Advisory Fees, could significantly reduce the benefit (possibly by an amount greater than the amount withdrawn). During the first ten Policy Years, if you take a withdrawal in excess of the IPR Free Withdrawal Amount, you will incur an IPR Termination and Withdrawal Charge.

• An IPR Reset starts a new Holding Period. New annual charges and Termination and Withdrawal Charges may apply after you elect an IPR Reset.
• IPR Reset rights may be suspended or discontinued and are subject to age limits
• Availability subject to maximum age conditions.
• The rider is not available for Inherited IRA, Inherited Roth IRA, or Inherited Non-Qualified policies.

OTHER OPTIONAL BENEFITS INCLUDED WITH ALL POLICIES AT NO ADDITIONAL COST

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Automatic Asset Rebalancing	Automatically rebalances your Variable Accumulation Value (either quarterly, semi–annually, or annually) to maintain the percentage allocated to each Investment Division at a pre–set level.	None	• Cannot be used with the traditional Dollar Cost Averaging option. • You must have a minimum Accumulation Value of $2,500 to elect this option, and a minimum of $2,500 to continue it as scheduled.
Traditional Dollar Cost Averaging	Automatically transfers a specific amount of money from any Investment Division to any combination of Investment Divisions and/or Fixed Account at set intervals.	None

•  Cannot be used with the Automatic Asset Rebalancing option, or with an investment preservation rider.

•  You must have a minimum Accumulation Value of $2,500 to elect this option, and a minimum of $2,000 to continue as scheduled.

The DCA Advantage Account	Allows you to set up automatic dollar cost averaging using the DCA Advantage Account when an initial premium payment or a subsequent premium payment is made. The DCA Advantage Account transfers amounts automatically to the Investment Divisions you choose in up to six monthly increments and pays you interest on amounts remaining in the DCA Advantage Account.	None

•  DCA Advantage Account duration may not extend beyond the Annuity Commencement Date.

•  You may not have more than one DCA Advantage Account open at the same time.

•  You must allocate a minimum of $2,000 to the DCA Advantage Account.

•  You cannot make transfers into the DCA Advantage Account from any Allocation Option.

BUYING THE POLICY

Q.	How do I purchase the New York Life Premier Advisory Variable Annuity policy?

A.

To purchase a policy, you must complete an application. Your investment adviser will submit your application, along with your initial premium payment, to us. Acceptance of applications is subject to NYLIAC’s rules. We reserve the right to reject any application or initial premium payment.

Q.	How much can I contribute and how are my premium payments invested?

A.	You may allocate premium payments in up to 18 of the available Investment Divisions and the DCA Advantage Account.

The minimum initial premium payment is $25,000, unless we permit otherwise. You may make additional premium payments of at least $2,500 for Qualified Policies and $5,000 for Non-Qualified Policies, or such lower amount as we may permit at any time or in connection with a pre-authorized billing arrangement. Additional premium payments will be accepted until the Owner’s 86th birthday (or, if the policy is jointly owned, the oldest Owner’s 86th birthday). If the policy is owned by an entity, additional premium payments will be accepted until the

Annuitant’s 86th birthday (or, if the policy has joint Annuitants, the oldest Annuitant’s 86th birthday). The currently available methods of payment are direct payments to NYLIAC or any other method agreed to by us. The maximum aggregate amount of premium payments we accept is $1,000,000 without prior approval from NYLIAC. NYLIAC reserves the right to limit the dollar amount of any premium payment. You must allocate a minimum of $2,000 to the DCA Advantage Account.

For Qualified Policies, you may not make premium payments in any Policy Year that exceed the amount permitted by the plan or applicable law. For Inherited IRAs, Inherited Roth IRAs and Inherited Non-Qualified policies, additional premium payments are not permitted.

While the IPR is in effect, you may only make premium payments to your policy in the first Policy Year or after the Holding Period End Date, as applicable.

	NON-QUALIFIED POLICIES (purchased using after–tax dollars)	QUALIFIED POLICIES (purchased using pre-tax dollars)
Minimum Initial Premium	$25,000	$25,000
Minimum Subsequent Premiums	$5,000	Lesser of $2,500 or the maximum permitted by the plan or applicable law
Maximum Total Premiums	$1,000,000 (unless NYLIAC has approved a higher amount) NYLIAC reserves the right to limit the dollar amount of any premium payment.

Q.	When will any premium payments that I make be credited to my account?

A.

If the application is in Good Order, we will issue the policy and allocate the initial premium payment to the Allocation Options you have selected within two Business Days after we receive it. If your application is not in Good Order, we may delay issuing your policy and crediting your account while we obtain the missing information.

However, we will not hold your initial purchase payment for more than five Business Days without your permission. Subsequent premium payments should be sent to one of the following addresses:

Surrender Premium Payments	Regular Mail NYLIAC 75 Remittance Drive Suite 3021 Chicago, IL 60675–3021	Express Mail NYLIAC, Suite 3021 c/o The Northern Trust Bank 350 North Orleans Street Receipt & Dispatch, 8th Floor Chicago, IL 60654

Subsequent premium payments will be allocated to your policy at the close of the Business Day on which they are received by NYLIAC in Good Order.

Acceptance of initial and subsequent premium payments is subject to our suitability standards that are used to determine whether a recommended transaction is suitable for you.

MAKING WITHDRAWALS: ACCESSING MONEY IN YOUR POLICY

Q.	Can I access the money in my account during the Accumulation (Savings) Phase?

A.

During the accumulation (savings) phase of your policy, you have full access to your money. You can choose to withdraw your Accumulation Value at any time (although if you withdraw amounts early, you may have to pay a surrender charge and/or taxes, including tax penalties).

You can access the money in your policy by making a withdrawal, which will reduce the Accumulation Value of your policy (including the amount of your death benefit). However, withdrawing the Accumulation Value of your policy below a certain level will terminate your policy.

Certain benefits may limit withdrawals under the policy. Certain withdrawals could substantially reduce the benefits available under the policy or a rider.

Q.	Are there limitations and consequences associated with taking money out of my policy during the Accumulation (Savings) Phase?

A.	Yes. These limitations and consequences include:

Limitations on withdrawal amounts	The minimum amount you can withdraw is $500, unless we agree otherwise. Currently, online withdrawals cannot exceed $25,000. If you request a withdrawal for amounts greater than $50,000, we may require the request in writing or require additional verification of your identity.
Surrender charges and taxes	As described above, there may be surrender charge and tax consequences when you take out money.
Negative impact of withdrawal on benefits and guarantees of your policy	A withdrawal may have a negative impact on certain standard benefits or optional benefits that you may elect. It may reduce the value of or even terminate certain benefits. A withdrawal may also be a taxable transaction and a 10% penalty tax could be applicable.

Q.	What is the process to request a withdrawal of money from my policy?

A.

You can request to withdraw a portion of your Accumulation Value or surrender your policy in full at any time before the Annuity Commencement Date and while the Annuitant is living. If you want to surrender your policy, you must send us a written request in Good Order at one of the below addresses. If you only want to withdraw a portion of your Accumulation Value, you can either request a partial withdrawal online at www.neworklife.com, by telephone at 1-800-598-2019, or by sending us a written request Good Order at one of the following addresses:

Surrender or Withdrawal Requests	Regular Mail NYLIAC Variable Products Service Center Madison Square Station P.O. Box 922 New York, NY 10159	Express Mail NYLIAC Variable Products Service Center 51 Madison Avenue Floor 3B, Room 0304 New York, NY 10010

Generally, withdrawal or surrender requests received in Good Order before the end of the Business Day will be processed that day. If we receive your request after the close of the Business Day, or on a day that is not a Business Day, your requested payment will be processed the next Business Day. Generally, NYLIAC will pay all surrenders or withdrawals within seven days of receipt of all required information in Good Order.

Q.	Can I access the money in my account during the Annuity (Income) Phase?

A.

You can elect to annuitize your policy and turn your Accumulation Value into a fixed stream of Income Payments (sometimes called annuity payments) from NYLIAC. If you do that, payments will be made over the life of the Annuitant(s) and are guaranteed for 10 years, even if the Annuitant dies sooner. This is called the Life Income –Guaranteed Period Payment Option. We may offer other options at our discretion. Once you annuitize, your Accumulation Value will be converted to Income Payments and you may no longer withdraw money at will from your policy.

You may, however, elect partial annuitization and apply a portion of your Accumulation Value towards one of the Income Payment options we may offer, while the remainder of your Accumulation Value can remain invested in your Allocation Options and will continue to provide the opportunity to accumulate Accumulations Value on a tax-deferred basis. All benefits (including guaranteed minimum death benefits and living benefits) terminate when you annuitize your entire Accumulation Value.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, making withdrawals, and surrendering the policy. Please refer to your Policy Data Page for information about the specific fees you will pay each year based on the options you have elected. The tables do not include any Advisory Fees that will be withdrawn from policy’s Accumulation Value. If such charges were included, your fees and expenses would be higher.

The first table describes the fees and expenses that you will pay at the time that you buy the policy or transfer Accumulation Value between investment options. State premium taxes may also be deducted.

Transaction Expenses

Other Transaction Charges	Guaranteed Maximum Charge	Current Charge
Transfer Fee (charged for transfers in excess of [25] in a policy year)	$30	$0
Payments Returned for Insufficient Funds	$20	$0

Advisory Fees. Currently, we require you to withdraw amounts directly from the Accumulation Value in your policy to pay your Advisory Fees. These fees are in addition to policy fees and expenses described in this prospectus. Withdrawals to pay Advisory Fees will reduce your Accumulation Value dollar-for-dollar by the amount withdrawn, may reduce your Standard Death Benefit and other optional benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. We will deduct amounts to pay Advisory Fees pro-rata from the Allocation Options in which you are invested at the time of deduction.

The next table describes the fees and expenses that you will pay each year during the time that you own the policy (not including Portfolio fees and expenses or Advisory Fees). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Policy Expenses

Base Policy Charges (Without Optional Benefits)

	Guaranteed Maximum Charge	Current Charge
Administrative Expense	None	None
Base Contract Charges[1]	[0.75%]	[0.75%]

1

As an annualized percentage of daily Variable Accumulation Value. This charge is reduced to [0.70%] if, on a Policy Monthly Anniversary, your Accumulation Value is greater than or equal to $500,000 but less than $1,000,000 and [0.65%] if your Accumulation Value is greater than or equal to $1,000,000. This charge will be remain in effect until the subsequent Policy Monthly Anniversary. See “CHARGES AND DEDUCTIONS- Annual Policy Expenses—Base Contract Charges” for additional information.

Optional Benefit Expenses

The following table applies to Optional Benefits currently available for purchase:

		Guaranteed Maximum Charge	Current Charge
Annual Charge for the IPR (calculated as an annualized percentage of the amount that is guaranteed under the IPR, deducted on a quarterly basis)	10 Year Holding Period	2.00%	[2.00]%
	12 Year Holding Period	1.50%	[1.50]%
	13 Year Holding Period	1.50%	[1.50]%
	14 Year Holding Period	1.50%	[1.50]%
	15 Year Holding Period	1.50%	[1.50]%
	20 Year Holding Period	1.50%	[1.50]%
IPR Termination and Withdrawal Charge (A charge that applies during the first ten Policy Years and is assessed if the policy owner (i) cancels the IPR; (ii) surrenders the policy; and (iii) takes a partial withdrawal in excess of the IPR Free Withdrawal Amount. The charge is calculated as a percentage of the amount guaranteed under the rider that exceeds the IPR Free Withdrawal Amount.)	10 Year Holding Period	2.00%	2.00%
	12 Year Holding Period	2.00%	2.00%
	13 Year Holding Period	2.00%	2.00%
	14 Year Holding Period	2.00%	2.00%
	15 Year Holding Period	2.00%	2.00%
	20 Year Holding Period	1.00%	1.00%

Annual Death Benefit Reset Rider (ADBR) Charge (calculated as an annualized percentage of the Reset Value as of the last Policy Anniversary (or as of the Policy Date if within the first Policy Year), deducted on a quarterly basis).	1.00%	[1.00]%

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the policy. The expenses may be higher or lower in the future. A complete list of Portfolios available under the policy, including their annual expenses, may be found in APPENDIX 1A.

Annual Portfolio Expenses

	Minimum	Maximum
Expenses that are deducted from the Portfolio assets, including management fees, distribution and/or service (12b-1) fees, and other expenses as of December 31, 2020.[1]
Before fee waivers and expense reimbursements	0.37%	1.87%
After fee waivers and expense reimbursements[2]	0.28%	1.44%

1	Shown as a percentage of average net assets for the fiscal year ended December 31, 2020.
2	Fee waivers and expense reimbursements are generally expected to continue through April 30, 2022 and may be terminated at any time at the option of the Portfolio company.

Examples

The table below is intended to help you compare the cost of investing in the policy with the cost of investing in other variable annuity policies. These costs include transaction expenses, annual Policy expenses and annual

Portfolio expenses. The Examples do not include the Advisory Fees that you withdraw from your Accumulation Value to pay the Investment Adviser. If such fees were reflected, your fees and expenses would be higher.

      The Examples assume that you invest $100,000 in the Policy for the time periods indicated. The Examples also assume that your investment has a 5% return each year, and assumes the most expensive combination of Base Contract Charges, Annual Portfolio Expenses and optional benefits available for an additional charge. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Years
	1 yr		3 yr		5 yr		10 yr
If you surrender your policy at the end of the applicable time period:	$	--,-----	$	--,-----	$	--,-----	$	--,-----
If you annuitize at the end of the applicable time period:
If you do not surrender your policy:

APPENDIX 1A

Portfolios Available Under the Policy

      The following is a list of Portfolios available under the policy, which is subject to change, as discussed in the prospectus. Depending on the optional benefits you choose, you may not be able to invest in certain Portfolios. You can find the prospectuses and other information about the Portfolios online at [ ]. You can also request this information at no cost by calling the VPSC at 800-598-2019 or by sending an email request with your name and mailing address to [email]@newyorklife.com.

      You may allocate your premium payments or other Accumulation Value up to 18 different Investment Divisions at any one time in addition to the Fixed Account or the DCA Advantage Account.

      The current expenses and performance information below reflects fees and expenses of the Portfolios but does not reflect the other fees and expenses that your policy may charge. Expenses would be higher and performance would be lower if these charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance.

      If you elect to purchase the IPR, you may not be able to invest in certain Portfolios. For the 12, 13, 14, 15 and

20-year Holding Period options, your available Allocation Options are listed in APPENDIX 1B. For the 10-year Holding Period option, your available Allocation Options are listed in APPENDIX 1C.

Type	Portfolio Adviser/Sub-adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Asset Allocation	MainStay VP Balanced — Service Class Adviser: New York Life Investment Management LLC (“New York Life Investments”)/ Subadviser: NYL Investors LLC (“NYL Investors”) and Wellington Management Company LLP (“Wellington”)	0.96%	7.63%	6.93%	7.69%
Investment Grade Bond	MainStay VP Bond — Service Class Adviser: New York Life Investments / Subadviser: New York Life Investors	0.78%	7.67%	4.36%	3.63%
Sector	MainStay VP CBRE Global Infrastructure — Service Class Adviser: New York Life Investments / Subadviser: CBRE Clarion Securities, LLC	1.20%	(13.03)%	(1.84)%	N/A
Asset Allocation	MainStay VP Conservative Allocation — Service Class Adviser: New York Life Investments	0.79%	10.01%	6.64%	6.07%
Large Cap Equity	MainStay VP Epoch U.S. Equity Yield — Service Class Adviser: New York Life Investments / Subadviser: Epoch Investment Partners, Inc. (“Epoch”)	0.93%	(0.22)%	7.67%	8.31%

Appendix 1A-1

Type	Portfolio Adviser/Sub-adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Asset Allocation	MainStay VP Equity Allocation — Service Class Adviser: New York Life Investments	0.99%	14.74%	10.25%	9.17%
Sector	MainStay VP Fidelity Institutional AM® Utilities — Service Class Adviser: New York Life Investments / Subadviser: FIAM LLC (“FIAM”)	0.92%	(0.63)%	9.34%	N/A
Non–Investment Grade Bond	MainStay VP Floating Rate — Service Class Adviser: New York Life Investments / Subadviser: NYL Investors	0.90%	2.20%	4.33%	3.52%
Asset Allocation	MainStay VP Growth Allocation — Service Class Adviser: New York Life Investments	0.96%	12.65%	9.06%	8.30%
Asset Allocation	MainStay VP Income Builder — Service Class Adviser: New York Life Investments / Subadvisers: Epoch and MacKay Shield LLC (“MacKay”)	0.88%	7.71%	7.98%	7.92%
Alternatives	MainStay VP IQ Hedge Multi-Strategy — Service Class Adviser: New York Life Investments / Subadviser: IndexIQ Advisors LLC	1.21%	5.14%	0.97%	N/A
Asset Allocation	MainStay VP Janus Henderson Balanced — Service Class Adviser: New York Life Investments / Subadviser: Janus Capital Management LLC (“Janus”)	0.83%	14.03%	11.55%	N/A
Non–Investment Grade Bond	MainStay VP MacKay Convertible — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.86%	35.70%	15.08%	10.71%
Investment Grade Bond	MainStay VP MacKay Government — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.81%	4.70%	2.42%	2.32%

Appendix 1A-2

Type	Portfolio Adviser/Sub-adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Non–Investment Grade Bond	MainStay VP MacKay High Yield Corporate Bond — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.84%	5.14%	7.60%	6.25%
International/ Global Equity	MainStay VP MacKay International Equity — Service Class Adviser: New York Life Investments / Subadviser: MacKay	1.21%	20.54%	10.68%	6.95%
Large Cap Equity	MainStay VP MacKay S&P 500 Index — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.37%	17.95%	14.69%	13.32%
Non–Investment Grade Bond	MainStay VP MacKay Strategic Bond — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.93%	5.86%	4.55%	N/A
Asset Allocation	MainStay VP Moderate Allocation — Service Class Adviser: New York Life Investments	0.86%	11.29%	7.87%	7.23%
Sector	MainStay VP Natural Resources — Initial Class Adviser: New York Life Investments / Subadviser: Mellon Investments Corporation	0.86%	6.89%	4.84%	(4.02)%
Investment Grade Bond	MainStay VP PIMCO Real Return — Service Class Adviser: New York Life Investments / Subadviser: Pacific Investment Management Company LLC	1.03%	11.50%	5.00%	N/A
Small/Mid Cap Equity	MainStay VP Small Cap Growth — Service Class Adviser: New York Life Investments / Subadvisers: Brown Advisory, LLC and Segall Bryant & Hamill, LLC	1.10%	40.13%	16.49%	12.41%
Money Market	MainStay VP U.S. Government Money Market — Initial Class Adviser: New York Life Investment Management LLC / Subadviser: NYL Investors	0.28%	0.24%	0.77%	0.39%

Appendix 1A-3

Type	Portfolio Adviser/Sub-adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Small/Mid Cap Equity	MainStay VP Wellington Mid Cap — Service Class Adviser: New York Life Investments / Subadviser: Wellington	1.11%	11.00%	9.50%	10.75%
Small/Mid Cap Equity	MainStay VP Wellington Small Cap — Service Class Adviser: New York Life Investments / Subadviser: Wellington	0.99%	9.95%	N/A	N/A
Large Cap Equity	MainStay VP Wellington U.S. Equity — Service Class Adviser: New York Life Investments / Subadviser: Wellington	0.83%	15.26%	12.69%	12.80%
Large Cap Equity	MainStay VP Winslow Large Cap Growth — Service Class Adviser: New York Life Investments / Subadviser: Winslow Capital Management, Inc.	1.00%	36.81%	19.39%	15.79%
Asset Allocation	American Funds IS Asset Allocation Fund — Class 4 Adviser: Capital Research and Management CompanySM (“CRMC”)	0.80%	12.16%	10.31%	9.68%
International/ Global Equity	American Funds IS Global Small Capitalization Fund — Class 4 Adviser: CRMC	1.24%	29.39%	14.15%	9.17%
Large Cap Equity	American Funds IS Growth Fund — Class 4 Adviser: CRMC	0.86%	51.71%	22.44%	16.57%
International/ Global Equity	American Funds IS New World Fund® — Class 4 Adviser: CRMC	1.09%	23.29%	13.05%	6.28%
Large Cap Equity	American Funds IS Washington Mutual Investors Fund — Class 4 Adviser: CRMC	0.77%	8.47%	10.58%	10.68%
Asset Allocation	BlackRock® Global Allocation V.I. Fund — Class III Adviser: BlackRock Advisors, LLC	1.01%	20.79%	9.17%	6.61%

Appendix 1A-4

Type	Portfolio Adviser/Sub-adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Non–Investment Grade Bond	BlackRock® High Yield V.I. Fund — Class III Adviser: BlackRock Advisors, LLC / Subadviser: BlackRock International Limited	0.82%	7.01%	7.60%	6.31%
Sector	BNY Mellon IP Technology Growth Portfolio — Service Shares Adviser: BNY Mellon Investment Adviser, Inc	1.03%	69.57%	25.58%	17.35%
Large Cap Equity	ClearBridge Variable Appreciation Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC (“LMPFA”) / Subadviser: ClearBridge Investments, LLC	0.99%	14.48%	13.67%	N/A
Non–Investment Grade Bond	Columbia Variable Portfolio — Emerging Markets Bond Fund — Class 2 Adviser: Columbia Management Investment Advisers, LLC	0.99%	7.16%	6.66%	N/A
Small/Mid Cap Equity	Columbia Variable Portfolio — Small Cap Value Fund — Class 2 Adviser: Columbia Management Investment Advisers, LLC	1.25%	8.59%	10.22%	8.19%
Small/Mid Cap Equity	Delaware VIP® Small Cap Value Series — Service Class Adviser: Delaware Management Company, a series of Macquarie Investment Management Business Trust (a Delaware statutory trust)	1.08%	(2.18)%	8.74%	8.38%
Alternatives	DWS Alternative Asset Allocation VIP — Class B Adviser: DWS Investment Management Americas Inc. / Subadviser: RREEF America LLC	1.18%	5.32%	4.17%	2.36%
Investment Grade Bond	Fidelity® VIP Bond Index Portfolio — Service Class 2 Adviser: Fidelity Management and Research Company (“FMR”) / Subadvisers: Other investment advisers	0.37%	7.26%	N/A	N/A
Large Cap Equity	Fidelity® VIP ContrafundSM Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.86%	30.23%	15.90%	13.23%

Appendix 1A-5

Type	Portfolio Adviser/Sub-adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
International/ Global Equity	Fidelity® VIP Emerging Markets Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	1.17%	30.88%	15.94%	5.87%
Large Cap Equity	Fidelity® VIP Equity-Income PortfolioSM — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.78%	6.44%	10.41%	9.89%
Asset Allocation	Fidelity® VIP FundsManager® 60% Portfolio — Service Class Adviser: FMR / Subadvisers: Other investment advisers	0.72%	15.12%	9.73%	8.12%
Large Cap Equity	Fidelity® VIP Growth Opportunities Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.89%	68.21%	28.91%	21.53%
Sector	Fidelity® VIP Health Care Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.89%	21.28%	N/A	N/A
International/ Global Equity	Fidelity® VIP International Index Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.42%	10.34%	N/A	N/A
Small/Mid Cap Equity	Fidelity® VIP Mid Cap Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.87%	17.87%	10.79%	9.22%
Asset Allocation	Franklin Templeton Aggressive Model Portfolio — Class II Adviser: LMPFA / Subadviser: QS Investors, LLC*	1.03%	N/A	N/A	N/A
Asset Allocation	Franklin Templeton Moderately Aggressive Model Portfolio — Class II Adviser: LMPFA / Subadviser: QS Investors, LLC*	1.01%	N/A	N/A	N/A

Appendix 1A-6

Type	Portfolio Adviser/Sub-adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Asset Allocation	Franklin Templeton Moderate Model Portfolio — Class II Adviser: LMPFA / Subadviser: QS Investors, LLC*	1.00%	N/A	N/A	N/A
Asset Allocation	Franklin Templeton Moderately Conservative Model Portfolio — Class II Adviser: LMPFA / Subadviser: QS Investors, LLC*	1.01%	N/A	N/A	N/A
Asset Allocation	Franklin Templeton Conservative Model Portfolio — Class II Adviser: LMPFA / Subadviser: QS Investors, LLC*	1.00%	N/A	N/A	N/A
International/ Global Equity	Invesco V.I. International Growth Fund — Series II Shares Adviser: Invesco Advisers, Inc.	1.17%	13.74%	8.55%	6.46%
Small/Mid Cap Equity	Invesco V.I. Main Street Small Cap Fund® — Series II Shares Adviser: Invesco Advisers, Inc.	1.05%	19.63%	12.59%	11.85%
Small/Mid Cap Equity	Janus Henderson Enterprise Portfolio — Service Shares Adviser: Janus	0.97%	19.18%	17.92%	14.97%
International/ Global Equity	Janus Henderson Global Research Portfolio — Service Shares Adviser: Janus	1.09%	19.76%	13.06%	9.81%
International Equity	MFS® International Intrinsic Value Portfolio — Service Class Adviser: Massachusetts Financial Services Company (“MFS”)	1.15%	20.21%	12.42%	10.87%
Large Cap Equity	MFS® Investors Trust Series — Service Class Adviser: MFS	1.04%	13.60%	13.38%	12.22%
Mid Cap Equity	MFS® Mid Cap Value Portfolio — Service Class Adviser: MFS	1.06%	3.67%	9.47%	10.58%
Large Cap Equity	MFS® Research Series — Service Class Adviser: MFS	1.04%	16.31%	14.45%	12.77%

Appendix 1A-7

Type	Portfolio Adviser/Sub–adviser	Current Expenses	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Sector	Morgan Stanley VIF U.S. Real Estate Portfolio — Class II Adviser: Morgan Stanley Investment Management Inc.	1.07%	(17.10)%	(0.15)%	4.99%
Small/Mid Cap Equity	Neuberger Berman AMT Mid Cap Growth Portfolio — Class S Adviser: Neuberger Berman Investment Advisers LLC	1.11%	39.71%	17.54%	13.72%
Investment Grade Bond	PIMCO VIT Income Portfolio — Advisor Class Adviser: Pacific Investment Management Company LLC (“PIMCO”)	0.94%	6.41%	N/A	N/A
Investment Grade Bond	PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) — Advisor Class Adviser: PIMCO	1.04%	5.45%	4.66%	N/A
Investment Grade Bond	PIMCO VIT Low Duration Portfolio — Advisor Class Adviser: PIMCO	0.79%	2.89%	1.91%	1.69%
Investment Grade Bond	PIMCO VIT Total Return Portfolio — Advisor Class Adviser: PIMCO	0.79%	8.54%	4.65%	3.83%

*

It is expected that, during the third quarter of 2021, QS Investors, LLC (“QS”) will combine with Franklin Advisers, Inc. (“Franklin”) and as a result, Franklin will replace QS as the subadviser to each of the Funds. At such time as this combination occurs, all references herein to QS shall be deleted in their entirety and replaced with Franklin.

Appendix 1A-8

APPENDIX 1B

Investment Divisions with IPR (12-15 and 20–year Holding Period options)

Option 1–Franklin Templeton Model Portfolios

Moderately Aggressive	Moderate

100% Franklin Templeton Moderately Aggressive Model Portfolio	100% Franklin Templeton Moderate Model Portfolio
Moderately Conservative	Conservative

100% Franklin Templeton Moderately Conservative Model Portfolio	100% Franklin Templeton Conservative Model Portfolio

Option 2–Choose Your Own Investment Divisions

Category A:

Minimum Allocation	30%

Maximum Allocation	100%

Subcategory I Funds (Minimum Allocation 10%)

MainStay VP Bond		PIMCO VIT Income Portfolio

MainStay VP MacKay Government		PIMCO VIT International Bond Portfolio (U.S.

MainStay VP PIMCO Real Return		Dollar-Hedged)

MainStay VP U.S. Government Money Market		PIMCO VIT Low Duration Portfolio

Fidelity® VIP Bond Index Portfolio		PIMCO VIT Total Return Portfolio

Subcategory II Funds

MainStay VP Floating Rate		BlackRock® High Yield V.I. Fund Columbia Variable

MainStay VP MacKay High Yield Corporate Bond		Portfolio — Emerging Markets Bond

MainStay VP MacKay Strategic Bond

Category B:

Minimum Allocation	0%

Maximum Allocation	70%

Category B Funds

MainStay VP Epoch U.S. Equity Yield		ClearBridge Variable Appreciation Portfolio

MainStay VP MacKay Convertible		DWS Alternative Asset Allocation VIP

MainStay VP MacKay S&P 500 Index		Fidelity® VIP ContrafundSM Portfolio

MainStay VP Wellington U.S. Equity		Fidelity® VIP Equity-Income PortfolioSM

MainStay VP Winslow Large Cap Growth		Fidelity® VIP Growth Opportunities Portfolio

American Funds IS Growth Fund		MFS® Investors Trust Series

American Funds IS Washington Mutual Investors Fund		MFS® Research Series

Category C:

Minimum Allocation	0%

Maximum Allocation	25%

Subcategory I Funds (Maximum Allocation 15%)

MainStay VP Small Cap Growth		Fidelity® VIP Mid Cap Portfolio

MainStay VP Wellington Mid Cap		Invesco V.I. Main Street Small Cap Fund®

MainStay VP Wellington Small Cap		Janus Henderson Enterprise Portfolio

Columbia Variable Portfolio — Small Cap Value		MFS® Mid Cap Value Portfolio

Delaware VIP® Small Cap Value Series		Neuberger Berman AMT Mid Cap Growth Portfolio

Appendix 1B-1

Subcategory II Funds (Maximum Allocation 15%)

MainStay VP MacKay International Equity	Fidelity® VIP International Index Portfolio

American Funds IS Global Small Capitalization Fund	Invesco V.I. International Growth Fund

American Funds IS New World Fund®	Janus Henderson Global Research Portfolio

Fidelity® VIP Emerging Markets Portfolio	MFS® International Intrinsic Value Portfolio

Subcategory III Funds (Maximum Allocation 10%)

MainStay VP CBRE Global Infrastructure	Columbia Variable Portfolio — Commodity Strategy

MainStay VP Fidelity Institutional AM® Utilities	Fidelity® VIP Health Care Portfolio

MainStay VP Natural Resources	Morgan Stanley VIF U.S. Real Estate Portfolio

BNY Mellon IP Technology Growth Portfolio

Option 3 – Asset Allocation Funds:

Category D:

Minimum Allocation	100%

Category D Asset Allocation Funds

MainStay VP Balanced

MainStay VP Conservative Allocation

MainStay VP Income Builder

MainStay VP Janus Henderson Balanced

MainStay VP Moderate Allocation

American Funds IS Asset Allocation Fund

BlackRock® Global Allocation V.I. Fund

Fidelity® VIP Funds Manager® 60% Portfolio

Franklin Templeton Moderately Aggressive Model Portfolio

Franklin Templeton Moderate Model Portfolio

Franklin Templeton Moderately Conservative Model Portfolio

Franklin Templeton Conservative Model Portfolio

Appendix 1B-2

APPENDIX 1C

Investment Divisions available with IPR (10–year Holding Period option)

Option 1 – Franklin Templeton Model Portfolios

Moderate	Moderately Conservative

100% Franklin Templeton Moderate Model Portfolio	100% Franklin Templeton Moderately Conservative Model
Portfolio
Conservative

100% Franklin Templeton Conservative Model Portfolio

Option 2 – Choose Your Own Investment Divisions

Category A:

Minimum Allocation	40%

Maximum Allocation	100%

Subcategory I Funds (Minimum Allocation 10%)

MainStay VP Bond		PIMCO VIT Income Portfolio

MainStay VP MacKay Government		PIMCO VIT International Bond Portfolio (U.S.

MainStay VP PIMCO Real Return		Dollar-Hedged)

MainStay VP U.S. Government Money Market		PIMCO VIT Low Duration Portfolio

Fidelity® VIP Bond Index Portfolio		PIMCO VIT Total Return Portfolio

Subcategory II Funds

MainStay VP Floating Rate		BlackRock® High Yield V.I. Fund

MainStay VP MacKay High Yield Corporate Bond		Columbia Variable Portfolio — Emerging Markets Bond

MainStay VP MacKay Strategic Bond

Category B:

Minimum Allocation	0%

Maximum Allocation	60%

Category B Funds

MainStay VP Epoch U.S. Equity Yield		ClearBridge Variable Appreciation Portfolio

MainStay VP MacKay Convertible		DWS Alternative Asset Allocation VIP

MainStay VP MacKay S&P 500 Index		Fidelity® VIP ContrafundSM Portfolio

MainStay VP Wellington U.S. Equity		Fidelity® VIP Equity-Income PortfolioSM

MainStay VP Winslow Large Cap Growth		Fidelity® VIP Growth Opportunities Portfolio

American Funds IS Growth Fund		MFS® Investors Trust Series

American Funds IS Washington Mutual Investors Fund		MFS® Research Series

Category C:

Minimum Allocation	0%

Maximum Allocation	25%

Subcategory I Funds (Maximum Allocation 15%)

MainStay VP Small Cap Growth		Fidelity® VIP Mid Cap Portfolio

MainStay VP Wellington Mid Cap		Invesco V.I. Main Street Small Cap Fund®

MainStay VP Wellington Small Cap		Janus Henderson Enterprise Portfolio

Columbia Variable Portfolio — Small Cap Value		MFS® Mid Cap Value Portfolio

Delaware VIP® Small Cap Value Series		Neuberger Berman AMT Mid Cap Growth Portfolio

Subcategory II Funds (Maximum Allocation 15%)

MainStay VP MacKay International Equity		Fidelity® VIP International Index Portfolio

American Funds IS Global Small Capitalization Fund		Invesco V.I. International Growth Fund

American Funds IS New World Fund®		Janus Henderson Global Research Portfolio

Fidelity® VIP Emerging Markets Portfolio		MFS® International Intrinsic Value Portfolio

Appendix 1C-1

Subcategory III Funds (Maximum Allocation 10%)

MainStay VP CBRE Global Infrastructure	Columbia Variable Portfolio — Commodity Strategy

MainStay VP Fidelity Institutional AM® Utilities	Fidelity® VIP Health Care Portfolio

MainStay VP Natural Resources	Morgan Stanley VIF U.S. Real Estate Portfolio

BNY Mellon IP Technology Growth Portfolio

Option 3 – Asset Allocation Funds:

Category D:
Minimum Allocation	100%

Category D Asset Allocation Funds

MainStay VP Balanced

MainStay VP Conservative Allocation

MainStay VP Income Builder

MainStay VP Janus Henderson Balanced

MainStay VP Moderate Allocation

American Funds IS Asset Allocation Fund

BlackRock® Global Allocation V.I. Fund

Fidelity® VIP FundsManager® 60% Portfolio

Franklin Templeton Moderate Model Portfolio

Franklin Templeton Moderately Conservative Model Portfolio

Franklin Templeton Conservative Model Portfolio

Appendix 1C-2

BACK COVER PAGE

The Statement of Additional Information (SAI) dated May 1, 2021 contains more information about the policies and the Separate Accounts. The SAI has been filed with the SEC and is incorporated by reference into this Summary Prospectus. The SAI is posted on our website, [ ]. For a free paper copy of the SAI, to request other information about the policies, and to make investor inquiries call us at (800) 598–2019 or write to us at NYLIAC Variable Product Service Center, Madison Square Station, P.O. Box 922, New York, New York, 10159.

Reports and other information about the Separate Accounts are available on the SEC’s website at https://www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Separate Account III EDGAR contract identifier [            ]